                                                                   Exhibit 4.1

              THIRD AMENDMENT TO LG&E ENERGY CORP. RIGHTS AGREEMENT
              -----------------------------------------------------

                  THIRD AMENDMENT, dated as of February 27, 2000 (the "Amendment"), to the Rights Agreement, dated as of December 5, 1990, as heretofore amended by the First Amendment thereto, dated as of June 7, 1995, and the Second Amendment thereto, dated as of May 20, 1997 (as so amended, the "Rights Agreement"), between LG&E ENERGY CORP., a Kentucky corporation (the "Company"), and LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, as Rights Agent (the "Rights Agent").

                                   WITNESSETH

                  WHEREAS, on December 5, 1990, the Board of Directors of the Company declared a dividend distribution of one Right for each share of Common Stock outstanding at the close of business on the Record Date, each Right representing the right to purchase one one-hundredth of a share of Preferred Stock upon the terms and conditions set forth in the Rights Agreement; and

                  WHEREAS, the Rights remain issued and outstanding and the Rights Agreement remains in effect with respect thereto; and

                  WHEREAS, no Distribution Date has occurred; and

                  WHEREAS, the Company, PowerGen plc, an English public limited company ("PowerGen"), a Delaware corporation to be formed as an indirect wholly-owned subsidiary of PowerGen ("US Subholdco 2") and a Kentucky corporation to be formed as a wholly-owned subsidiary of PowerGen ("Merger Sub"), propose to enter into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Merger Sub would merge with and into the Company ("the Merger") with the Company surviving the Merger; and

                  WHEREAS, in connection with the anticipated approval, execution, and delivery of the Merger Agreement, the Board of Directors of the Company has approved, in accordance with Section 26 of the Rights Agreement, this Amendment and has directed the appropriate officers of the Company to take all appropriate steps to execute this Amendment and deliver it to the Rights Agent.

                  NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereby agree as follows:

                  (1)  AMENDMENT TO SUBSECTION 1(a).

                  Subsection 1(a) of the Rights Agreement is hereby deleted and restated to read in its entirety as follows:

               (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the outstanding Common Stock (other than as a result of a Permitted Offer) or who or which was such a Beneficial Owner at any time after December 5, 1990, whether or not such Person continues to be the Beneficial Owner of securities representing 15% or more of the Common Stock, provided, however, that the term "Acquiring Person" shall not include:

                    (i) an Exempt Person; or

                    (ii) PowerGen, its subsidiaries or any Affiliate or
               Associate of PowerGen, as a result of their acquisition of Beneficial Ownership of shares of Common Stock by reason of the approval, execution or delivery of the PowerGen Merger Agreement, or by reason of the consummation of the Merger or any transaction contemplated by Section 6.24 of the PowerGen Merger Agreement, so long as neither PowerGen nor any of its subsidiaries is the Beneficial Owner of any shares of Common Stock other than shares of Common Stock of which PowerGen or any of its subsidiaries is or becomes the Beneficial Owner by reason of the approval, execution, or delivery of the PowerGen Merger Agreement, or by reason of the consummation of the Merger or any transaction contemplated by Section 6.24 of the PowerGen Merger Agreement.

               Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person", has become such inadvertently and without any intention of changing or influencing control of the Company, and such Person, as promptly as practicable after being advised of such determination, divests himself or itself of Beneficial Ownership of a sufficient number of shares of Common Stock so that such Person would no longer be an "Acquiring Person", then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

          (2) AMENDMENT TO SUBSECTION 1(mm).

          Subsection 1(mm) of the Rights Agreement is hereby amended and restated, to read as follows:

               "(mm) "PowerGen" shall mean PowerGen plc, an English corporation, and its successors."

               (3) AMENDMENT TO SUBSECTION 1(nn).

               Subsection 1(nn) of the Rights Agreement is hereby amended and restated, to read as follows:

               "(nn) "PowerGen Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of February 27, 2000, by and among the Company, a Delaware corporation to be formed as an indirect wholly owned subsidiary of PowerGen, a Kentucky corporation to be formed as a wholly-owned subsidiary of PowerGen, and PowerGen, as the same may be amended from time to time."

          (4) DELETION OF SUBSECTIONS 1(oo) and 1(pp).

          Subsections 1(oo) and 1(pp) shall each be deleted in their entirety.

          (5) AMENDMENT TO SUBSECTION 3(d). Subsection 3(d) of the Rights Agreement is hereby amended by deleting "June 7, 1995 and the Second Amendment dated as of May 20, 1997" in the first sentence of the legend contained therein and inserting in lieu thereof "June 7, 1995, the Second Amendment dated as of May 20, 1997, and the Third Amendment dated as of February 27, 2000".

          (6) AMENDMENT TO SUBSECTION 7(a). Subsection 7(a) is hereby amended by deleting "the close of business on December 19, 2000" and substituting in lieu thereof "on the date of the consummation of the Merger contemplated by the PowerGen Merger Agreement, provided, however that if the PowerGen
Merger Agreement is terminated prior to December 19, 2000, then the rights shall expire on December 19, 2000, and if the PowerGen Merger Agreement is terminated on or after December 19, 2000, then the rights shall expire 5 business days after the date of such termination."

          (7) ADDITION OF SECTION 35.

          A new Section 35 of the Rights Agreement is added, to read as follows:

               "Section 35. MERGER WITH POWERGEN. For the avoidance of doubt, notwithstanding any provision herein to the contrary, (a) neither PowerGen, US Subholdco 2, Merger Sub nor any of their respective Affiliates or Associates shall be considered an Acquiring Person under this Rights Agreement and (b) no Distribution Date, Stock Acquisition Date or Triggering Event shall occur, and the Rights will not separate from the shares of Common Stock or become exercisable pursuant to any other provision hereof, solely as a result of the approval, execution, or delivery of the PowerGen Merger Agreement and/or the other transactions contemplated thereby."

          (8) AMENDMENT OF EXHIBIT B. The Form of Right Certificate attached as Exhibit B to the Rights Agreement is hereby amended by (i) deleting
"December 19, 2000" in the first line of the legend contained therein and inserting in lieu thereof "the Final Expiration Date (as defined in the Rights Agreement, as amended as of the date hereof)"; (ii) deleting "June
7, 1995 and the Second Amendment dated as of May 20, 1997" in the first sentence of the first paragraph thereof and inserting in lieu thereof "June
7, 1995, the Second Amendment dated as of May 20,

1997, and the Third Amendment dated as of February 27, 2000"; and (iii) deleting "December 19, 2000" in the first sentence of the first paragraph thereof and inserting in lieu thereof "the Final Expiration Date (as defined in the Rights Agreement, as amended)".

          (9) EFFECTIVENESS. This Amendment shall be deemed to be in force and effective immediately prior to the execution and delivery of the Merger Agreement. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

          (10) DEFINED TERMS. Unless otherwise defined herein, all defined terms used herein shall have the same meanings given to them in the Rights
Agreement.

          (11) GOVERNING LAW. This Amendment shall be deemed to be a contract made under the laws of the Commonwealth of Kentucky and for all purposes shall be governed by and construed in accordance with the laws of such Commonwealth applicable to contracts to be made and performed entirely within such Commonwealth.

          (12) COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original and all of which shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                                LG&E ENERGY CORP.

                                By: /s/ R. Foster Duncan
                                    ------------------------
                                    Name:  R. Foster Duncan
                                    Title: Executive Vice President and
                                           Chief Financial Officer

                                LOUISVILLE GAS AND ELECTRIC COMPANY, as
                                Rights Agent

                                By: /s/  John R. McCall
                                    -------------------------
                                    Name:  John R. McCall
                                    Title: Executive Vice President,
                                           General Counsel and Corporate
                                           Secretary